As filed with the Securities and Exchange Commission on March 16, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3282005
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

575 Broadway
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

(Full title of the plan)

Copy to:

Joshua Pickus	James J. Masetti, Esq.
President and Chief Executive Officer	Pillsbury Winthrop Shaw Pittman LLP
SupportSoft, Inc.	2475 Hanover Street
575 Broadway	Palo Alto, CA 94304
Redwood City, CA 94063	(650) 233-4500
(650) 556-9440
(Name, address and telephone
number of agent for service)

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	To Be	Offering Price	Aggregate	Registration
To Be Registered(1)	Registered(2)	Per Share(3)	Offering Price(3)	Fee
Common Stock, par value $0.0001 per share: To be issued under the SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan, pursuant to the evergreen provision of such plan	2,000,000	$5.77	$11,540,000	$355

(1)                                  The securities to be registered include options and rights to acquire Common Stock.

(2)                                  Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)                                  Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 12, 2007.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 27, 2000 (File No. 333-48726), July 26, 2001 (File No. 333-65964), July 17, 2002 (File No. 333-96623), June 19, 2003 (File No. 333-106276), June 17, 2004 (File No. 333-116602), August 8, 2005 (File No. 333-127299) and August 8, 2006 (File No. 333-136408) are hereby incorporated by reference.

PART II

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 0-30901) for the fiscal year ended December 31, 2006, filed with the Commission on March 16, 2007.

(b) The Registrant’s Current Report on Form 8-K (File No. 0-30901) filed with the Commission on January 23, 2007.

(c) The Registrant’s Current Report on Form 8-K (File No. 0-30901) filed with the Commission on February 8, 2007, but only with respect to the information disclosed under Item 5.02 therein and excluding any information furnished under Item 2.02 and exhibits relating thereto.

(d) The Registrant’s Current Report on Form 8-K (File No. 0-30901) filed with the Commission on March 1, 2007.

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(e) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed June 27, 2000 (File No. 0-30901) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Exhibits.

Exhibit
No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

99.1*	SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

*                                         Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-30674) filed on February 18, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on the 16th day of March, 2007.

SUPPORTSOFT, INC.

By	/s/ Joshua Pickus
Joshua Pickus
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Pickus and Ken Owyang, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joshua Pickus	President and Chief Executive Officer	March 16, 2007
Joshua Pickus	(Principal Executive Officer)

/s/ Ken Owyang	Chief Financial Officer and Senior Vice	March 16, 2007
Ken Owyang	President of Finance (Principal
Financial and Accounting Officer)

/s/ Kevin C. Eichler	Chairman of the Board	March 16, 2007
Kevin C. Eichler

/s/ Radha R. Basu	Director	March 16, 2007
Radha R. Basu

/s/ Shawn Farshchi	Director	March 16, 2007
Shawn Farshchi

/s/ J. Martin O’Malley	Director	March 16, 2007
J. Martin O’Malley

/s/ Jim Stephens	Director	March 16, 2007
Jim Stephens

/s/ James Thanos	Director	March 16, 2007
James Thanos

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INDEX TO EXHIBITS

Exhibit
No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

99.1*	SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

*                                         Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-30674) filed on February 18, 2000.